[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                                                 Exhibit 10.12.1

March 1, 2002
Robert T. Giaquinta, Ph.D.
Director, Technology Transfer & Licensing
DuPont Agriculture & Nutrition
Experimental Station
P.O. Box 80402
Wilmington, DE  19880

Dear Bob:

      This letter will serve to confirm and memorialize our agreement to amend, in certain respects, the Research Collaboration Agreement dated October 29, 1998 (the "Agreement"), by and between you ("DuPont") and Lynx Therapeutics, Inc. ("Lynx"). Unless otherwise defined herein Capitalized Terms used herein shall have the meanings given to them in the agreement.

      With respect to Experiments to be performed by Lynx for DuPont during [ * ], the parties have agreed as follows:

      1. Lynx's fees for Experiments performed on samples received by Lynx during [ * ] will be fixed at $[ * ] per Experiment.

      2. Each Experiment that consists of a signature sequencing analyses of a sample will result in at least [ * ] per Experiment.

      3. Pursuant to Section 4.2(a) of the Agreement, and conditioned upon the delivery by Lynx to DuPont of [ * ], DuPont agrees to pay Lynx [ * ] dollars within [ * ] business days of receipt of said [ * ], less the amount of any [ * ] that have already been made. For clarity, the said [ * ] payment represents [
* ] payment of the [ * ] each that were to be made in [ * ] pursuant to Section
4.2 (a) of the Agreement for work performed during [ * ]. The above payments shall be creditable against Lynx's fees for such services. Also, DuPont agrees to [ * ] the date of the [ * ] U.S. dollar payment that was due by [ * ] under the Agreement to the new date of no later than [ * ].

      4. Except as expressly provided herein, the Agreement shall remain in full force and effect.

      If the foregoing is consistent with DuPont's understanding of our agreement, please execute the enclosed copy of this letter and return it to Lynx.

Very truly yours,
Lynx Therapeutics, Inc.             Confirmed and Agreed: E.I. duPont de Nemours
Co.                                                       and Co. Crop Genetics
                                                          Research

By:   /s/ Edward C. Albini          By:     /s/ James E. Miller
   --------------------------          -----------------------------------------
                                        James E. Miller, Vice President
      /s/ Norman Russell                Crop Genetics Research & Development

                                    By:     /s/ Robert T. Giaquinta
                                       -----------------------------------------
                                        Robert T. Giaquinta, Director
                                        Technology Transfer & Licensing

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.